UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2013

New Hampshire Thrift Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-17859	02-0430695
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Main Street, P.O. Box 9

Newport, New Hampshire 03773

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (603) 863-0886

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 20, 2013, New Hampshire Thrift Bancshares, Inc. (the “Company”), entered into the First Amendment to the Securities Purchase Agreement (the “SPA Amendment”) with the Secretary of the Treasury (“Treasury”), pursuant to which the Company issued an additional 3,000 shares of its Non-Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share (“SBLF Preferred Stock”). The SBLF Preferred Stock was issued in exchange for the cancellation of the outstanding shares of The Nashua Bank’s Senior Non-Cumulative Perpetual Preferred Stock, Series A, that was assumed in the merger that was completed on December 21, 2012.

The SPA Amendment amended certain terms of the Securities Purchase Agreement, dated August 25, 2011 (the “2011 SPA”), by and between the Company and Treasury, pursuant to which the Company participates in Treasury’s Small Business Lending Fund program (“SBLF”). The SBLF Preferred Stock was issued in accordance with the designations, preferences, limitations and relative rights of the SBLF Preferred Stock established in the Amended and Restated Certificate of Designation of the Company described in Item 5.03 below.

The transaction described above closed on March 20, 2013. As of closing, the Company had a total of 23,000 shares of SBLF Preferred Stock issued and outstanding. The issuance and sale of the additional 3,000 shares of SBLF Preferred Stock was a private placement exempt from registration pursuant to section 4(2) of the Securities Act of 1933, as amended.

The SBLF Preferred Stock has no maturity date and ranks senior to the Company’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The SBLF Preferred Stock qualifies as Tier 1 capital and will pay non-cumulative dividends quarterly on each January 1, April 1, July 1 and October 1. The SBLF Preferred Stock is non-voting, except in limited circumstances. The SBLF Preferred Stock may be redeemed at any time at the Company’s option, at a redemption price of 100% of the liquidation amount plus accrued but unpaid dividends to the date of redemption for the current period, subject to the approval of the FDIC.

The SPA Amendment is attached hereto as Exhibit 10.1, and is incorporated herein by reference. The foregoing summary of the SPA Amendment is qualified in its entirety by reference thereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02. The issuance and sale of the SBLF Preferred Stock was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of such securities and has not offered such securities to the public in connection with the issuance and sale of the SBLF Preferred Stock to Treasury.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2013, the Company filed an Amended and Restated Certificate of Designation with the State of Delaware for the purpose of amending the designations, preferences, limitations and relative rights of the SBLF Preferred Stock. The Amended and Restated Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation – SBLF Preferred Stock

10.1	First Amendment to the Securities Purchase Agreement, dated March 20, 2013, between New Hampshire Thrift Bancshares, Inc. and the Secretary of the Treasury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

By:	/s/ Laura Jacobi
Laura Jacobi
Chief Financial Officer and Corporate Secretary

Date: March 25, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designation – SBLF Preferred Stock

10.1	First Amendment to the Securities Purchase Agreement, dated March 20, 2013, between New Hampshire Thrift Bancshares, Inc. and the Secretary of the Treasury